Exhibit 10.39

January 2, 2024

STRICTLY CONFIDENTIAL

PishPosh, Inc.

1915 Swarthmore Avenue

Lakewood, New Jersey 08701

Attn: Jesse Sutton, Chairman

Dear Mr. Sutton:

This letter agreement (this “Agreement”) constitutes the agreement between PishPosh, Inc. (the “Company”) and Dominari Securities LLC (“Dominari Securities”), that Dominari Securities shall serve as the exclusive agent, advisor or underwriter in a direct initial public offering (the “Offering”) of securities of the Company (the “Securities”) during the Term (as hereinafter defined) of this Agreement.  The terms of the Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Dominari Securities and nothing herein implies that Dominari Securities would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities.  It is understood that Dominari Securities’ assistance in the Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as deems appropriate under the circumstances and to the receipt of all internal approvals of Dominari Securities in connection with the Offering.  Dominari Securities’ involvement in an Offering will be on a full commitment underwriting basis.  The execution of this Agreement does not constitute a commitment by Dominari Securities to purchase the Securities and does not ensure a successful Offering of the Securities or the success of Dominari Securities with respect to securing any other financing on behalf of the Company.  Dominari Securities may retain other brokers, dealers, agents or underwriters on its behalf in connection with the Offering.

A.        Compensation; Reimbursement.  At the closing of the Offering (the “Closing”), the Company shall compensate Dominari Securities as follows:

1.

Cash Fee.  The Company shall pay to Dominari Securities a cash fee, or as to an underwritten Offering an underwriter discount, equal to [9.0%] of the aggregate gross proceeds raised in each Offering.  If the Company consummates a financing transaction in lieu of the Offering, the Company shall pay to Dominari Securities a cash fee equal to the sum of (i) 1.0% of the aggregate gross proceeds raised in such transaction, plus (ii) [9.0%] of the aggregate gross proceeds raised in such transaction from Dominari Investors (as defined below).

2.

Expense Allowance.  Out of the proceeds of each Closing, the Company also agrees to pay Dominari Securities [(a) a management fee equal to 1.0% of the gross proceeds raised in each Offering;] (b) [$35,000] for non-accountable expenses; (c) up to [$50,000] for fees and expenses of legal counsel and other out-of-pocket expenses; plus the additional amount payable by the Company pursuant to Paragraph D.3 hereunder and, if applicable, the costs associated with the use of a third-party electronic road show service (such as NetRoadshow); provided, however, that such amount in no way limits or impairs the indemnification and contribution provisions of this Agreement.  Upon the execution of this Agreement, the Company shall advance Dominari Securities the sum of $25,000 against fees and expenses of legal counsel and other out-of-pocket accountable expenses anticipated to be incurred, subject to reimbursement by Dominari Securities to the Company if not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A) and (g)(5)(A). Such sum shall be credited against the legal fees and expenses and other out-of-pocket expenses incurred by Dominari Securities in the case of a completed Offering.

725 5th Avenue, 23rd Floor  |  New York, New York 10022  |  (212) 393-4500  |  www.dominarisecurities.com

Member: FINRA/SIPC

3.

Fee Tail.  Dominari Securities shall be entitled to compensation under clause (1) above, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Dominari Securities had substantive conversations regarding the Offering or introduced to the Company during the Term (the “Dominari Investors”), if such Tail Financing is consummated at any time within the six (6) month period following the expiration or termination of this Agreement.

4.

Right of First Refusal.  Subject to the consummation of the Offering, if during the 12-month period following the Closing, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, Dominari Securities (or any affiliate designated by Dominari Securities) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness, Dominari Securities (or any affiliate designated by Dominari Securities) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, Dominari Securities (or any affiliate designated by Dominari Securities) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.  If Dominari Securities or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

B.        Term and Termination of Engagement; Exclusivity.  The term of Dominari Securities’ exclusive engagement will begin on the date hereof and end three (3) months thereafter (the “Term”); provided that the Company shall have the option to extend the Term for up to an additional three (3) months upon written notice to Dominari Securities.  Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, right of first refusal, tail, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Agreement.  Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that an Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to Dominari Securities its actual and accountable out-of-pocket expenses related to an Offering (including the fees and disbursements of Dominari Securities’ legal counsel) and, if applicable, for electronic road show service used in connection with an Offering. Furthermore, the Company agrees that during Dominari Securities’ engagement hereunder, all inquiries from prospective investors in connection with the Offering will be referred to Dominari Securities. Additionally, except as set forth hereunder, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to any Offering, other than any fees or commissions that may be owed to Boustead Securities LLC pursuant to the “tail provisions” of the Company’s engagement agreement with Boustead Securities LLC.

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C.        Information; Reliance.  The Company shall furnish, or cause to be furnished, to Dominari Securities all information requested by Dominari Securities for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”).  In addition, the Company agrees to make available to Dominari Securities upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company.  The Company recognizes and confirms that Dominari Securities (a) will use and rely on the Information, including any documents provided to investors in the Offering (the “Offering Documents”), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company.  Upon reasonable request, the Company will meet with Dominari Securities or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Dominari Securities thereof, including any document included or incorporated by reference therein.  For the Offering, at the request of Dominari Securities, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance satisfactory to Dominari Securities and its counsel as is customary for the Offering.  Dominari Securities shall be a third-party beneficiary of any representations, warranties, covenants, closing conditions and closing deliverables made by the Company in any Offering Documents, including representations, warranties, covenants, closing conditions and closing deliverables made to any investor in the Offering.

D.        Related Agreements.  For the Offering, the Company shall enter into the following additional agreements:

1.	Underwritten Offering. The Company and Dominari Securities shall enter into a customary underwriting agreement in form and substance satisfactory to Dominari Securities and its counsel.

2.

Escrow, Settlement and Closing.  If the Offering is not settled via delivery versus payment (“DVP”), the Company and Dominari Securities shall enter into an escrow agreement with a third-party escrow agent pursuant to which Dominari Securities’ compensation and expenses shall be paid from the gross proceeds of the Securities sold.  If the Offering is settled in whole or in part via DVP, Dominari Securities shall arrange for its clearing agent to provide the funds to facilitate such settlement; provided, however, if the clearing firm provides the funds in a best efforts offering and subsequent to such delivery an investor fails to provide the necessary funds to the clearing agent for such purchase of Securities, Dominari Securities shall instruct the clearing agent to promptly return any such Securities to the Company and the Company shall promptly return such investor’s purchase price to the clearing agent. The Company shall pay Dominari Securities closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $10,000.

3.

FINRA Amendments.  Notwithstanding anything herein to the contrary, in the event that Dominari Securities determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting agreement) in writing upon the request of Dominari Securities to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

E.         Confidentiality.  In the event of the consummation or public announcement of the Offering, Dominari Securities shall have the right to disclose its participation in the Offering, including, without limitation, the Offering at its own cost of “tombstone” advertisements in financial and other newspapers and journals.

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F.         Indemnity.

1.

In connection with the Company’s engagement of Dominari Securities hereunder, the Company hereby agrees to indemnify and hold harmless Dominari Securities and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Dominari Securities, or (B) otherwise relate to or arise out of Dominari Securities’ activities on the Company’s behalf under Dominari Securities’ engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.  The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemnified Person for such Claim.  The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Dominari Securities except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2.

The Company further agrees that it will not, without the prior written consent of Dominari Securities, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses.  If the Company is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If such Indemnified Person does not request that the Company assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.  In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

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4.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Dominari Securities is the Indemnified Person), the Company and Dominari Securities shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Dominari Securities on the other, in connection with Dominari Securities’ engagement referred to above, subject to the limitation that in no event shall the amount of Dominari Securities’ contribution to such Claim exceed the amount of fees actually received by Dominari Securities from the Company pursuant to Dominari Securities’ engagement.  The Company hereby agrees that the relative benefits to the Company, on the one hand, and Dominari Securities on the other, with respect to Dominari Securities’ engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the applicable Offering (whether or not consummated) for which Dominari Securities is engaged to render services bears to (b) the fee paid or proposed to be paid to Dominari Securities in connection with such engagement.

5.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity, and (b) shall be effective whether or not the Company is at fault in any way.

G.        Limitation of Engagement to the Company.  The Company acknowledges that Dominari Securities has been retained only by the Company, that Dominari Securities is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Dominari Securities is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Dominari Securities or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents.  Unless otherwise expressly agreed in writing by Dominari Securities, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Dominari Securities, and no one other than the Company is intended to be a beneficiary of this Agreement.  The Company acknowledges that any recommendation or advice, written or oral, given by Dominari Securities to the Company in connection with Dominari Securities’ engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  Dominari Securities shall not have the authority to make any commitment binding on the Company.  The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Dominari Securities.

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H.        Limitation of Dominari Securities’ Liability to the Company.  Dominari Securities and the Company further agree that neither Dominari Securities nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Dominari Securities and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Dominari Securities.

I.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.  Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York.  The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York.  The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.  In the event Dominari Securities or any Indemnified Person is successful in any action, or suit against the Company, arising out of or relating to this Agreement, the final judgment or award entered shall be entitled to have and recover from the Company the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees.  Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Dominari Securities and the Company.

J.          Notices.  All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or e-mail, if sent to Dominari Securities, at the address set forth on the first page hereof, e-mail: notices@dominarisecurities.com, Attention: General Counsel, and if sent to the Company, to the address set forth on the first page hereof, e-mail:  jesse@pishposhbaby.com, Attention:  Jesse Sutton, Chairman.  Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices sent by e-mail shall be deemed received as of the date and time they were sent.

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K.        Conflicts.  The Company acknowledges that Dominari Securities and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Dominari Securities may acquire information of interest to the Company.  Dominari Securities shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

L.         Anti-Money Laundering.  To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business.  This means Dominari Securities must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Dominari Securities considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

M.        Miscellaneous.  The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.  This Agreement shall not be modified or amended except in writing signed by Dominari Securities and the Company.  This Agreement shall be binding upon and inure to the benefit of both Dominari Securities and the Company and their respective assigns, successors, and legal representatives.  This Agreement constitutes the entire agreement of Dominari Securities and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect.  This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Dominari Securities and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date first indicated above.

Very truly yours,

DOMINARI SECURITIES LLC

By:	/s/ Matthew B. McCullough
Name: Matthew B. McCullough
Title: Managing Director

Accepted and Agreed:

PISHPOSH, INC.

By:	/s/ Jesse Sutton
Name: Jesse Sutton
Title: Chairman

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